Exhibit (i)

[Letterhead of Morris, Nichols, Arsht & Tunnell LLP]

July 29, 2019

Ivy Funds

6300 Lamar Avenue

P.O. Box 29217

Shawnee Mission, Kansas 66201-9217

Re:      Ivy Funds

Ladies and Gentlemen:

We have acted as special Delaware counsel to Ivy Funds, a Delaware statutory trust (the “Trust”), in connection with certain matters of Delaware law relating to the issuance of Shares of the Trust. Capitalized terms used herein and not otherwise herein defined are used as defined in the Amended and Restated Agreement and Declaration of Trust of the Trust dated as of August 15, 2017 (the “Governing Instrument”).

In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: Post-Effective Amendment No. 167 to Registration Statement No. 33-45961 under the Securities Act of 1933 and No. 811-6569 under the Investment Company Act of 1940 on Form N-1A of the Trust to be filed with the Securities and Exchange Commission on or about the day hereof including the Prospectus of the Trust dated July 31, 2019 (the “Prospectus”) (the “Registration Statement”); the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on November 13, 2008; the Governing Instrument; the Agreement and Declaration of Trust of the Trust dated as of November 13, 2008 (the “Initial Governing Instrument”); the By-Laws of the Trust; the Unanimous Written Consent in Lieu of the Organizational Meeting of the Trustees of the Trust effective as of November 13, 2008 (the “Organizational Consent”); the Organizational Minutes of the Board of Trustees of the Trust dated November 12, 2008 and approved February 25, 2009 (the “Organizational Resolutions”); the Minutes of a Meeting of the Board of Trustees of the Trust dated November 12, 2012 and approved February 26, 2013 (the “November 2012 Resolutions”); the Minutes of a Meeting of the Board of Trustees of the Trust dated February 26, 2013 (the “February 2013 Resolutions”); the Minutes of a Meeting of the Board of Trustees of the Trust dated November 12, 2013 (the “November 2013 Resolutions”); the Minutes of a Meeting of the Board of Trustees of the Trust dated May 20, 2014 (the “May 2014 Resolutions”); the Minutes of a Meeting of the Board of Trustees of the Trust dated August 12, 2014 (the “August 2014 Resolutions”); the Minutes of a Meeting of the Board of Trustees of the Trust dated January 9, 2017 (the “January 2017 Resolutions”); the Minutes of a Meeting of the Board of Trustees of the Trust dated October 9, 2017 (the “October 2017 Resolutions”); the Minutes of a Meeting of the Board of Trustees of the Trust dated April 11, 2018 (the “April 2018 Resolutions”); the Minutes of a Meeting of the Board of Trustees of the Trust dated May 15 and 16, 2018 (the “May 2018 Resolutions” and together with the Organizational Consent, the Organizational Resolutions, the November 2012 Resolutions, the February 2013 Resolutions, the November 2013 Resolutions, the May 2014 Resolutions, the August 2014 Resolutions, the January 2017 Resolutions, the October 2017 Resolutions and the April 2018 Resolutions, the “Organizational Actions” and together with the Governing Instrument, the By-Laws of the Trust and the Registration Statement, the “Governing Documents”); and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i)the due formation or organization, valid existence and good standing of each entity that is a signatory to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii)the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced agreements, instruments, certificates and other documents (including the due adoption by the Board of Trustees of the Organizational Actions) and of all documents contemplated by the Governing Documents to be executed by investors desiring to become Shareholders; (iii)that no event has occurred that would cause a termination or dissolution of the Trust under Section 8.2 of Article VIII of the Initial Governing Instrument or under Section 8.2 of Article VIII of the Governing Instrument; (iv)that the Trust became, prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940, as amended; (v)that the activities of the Trust have been and will be conducted in accordance with the terms of the Initial Governing Instrument and the Governing Instrument, as applicable, and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq.; (vi)that appropriate notation of the names and addresses of, the number of the Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection

Ivy Funds

July 29, 2019

with the issuance or transfer of Shares; (vii)the taking of all appropriate action by the Trustees to designate Series and Classes of Shares, including the Series and Classes of Shares covered by the Registration Statement, and the rights and preferences attributable thereto as contemplated by the Governing Instrument; (viii)that the required consideration for the Shares is paid in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and that the Shares are otherwise issued in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and the Delaware Act; (ix)that the Series and Classes of Shares referenced in the Prospectus are the Series and Classes of Shares covered by the Registration Statement; (x)that any name change of any Series of the Trust or any Class thereof has been accomplished in accordance with, and as permitted by, the provisions of the Governing Instrument; (xi)that the Series referenced in the Prospectus as offering Class N Shares (formerly Class R6 Shares) are the Series referenced in the May 2014 Resolutions, and identified at the meeting at which such resolutions were adopted, for which the Class N Shares (formerly Class R6 Shares) were established as a new Class; (xii)that the Series referenced in the Prospectus as offering Class T Shares are the Series referenced in the January 2017 Resolutions, and identified at the meeting at which such resolutions were adopted, for which the Class T Shares were established as a new Class; and (xiii)that each of the documents examined by us is in full force and effect, expresses the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents, facts or circumstances that are contrary to, or inconsistent with the opinions expressed herein. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of any registration or offering documentation relating to the Trust or the Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that the Shares covered by the Registration Statement when issued in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, will constitute legally issued, fully paid and non-assessable shares of beneficial interest in the Trust.

With respect to the foregoing opinion, we note that under Section 4.5 of Article IV of the Governing Instrument, the Board of Trustees has the power to cause each Shareholder or each Shareholder of any particular Series to pay directly for certain charges of the Trust’s custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Board of Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity (including any Shareholder) with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the Trust and the Shareholders in connection with the matters contemplated hereby and may not be relied upon by any other person or entity, or for any other purpose, without our prior written consent.

Sincerely,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ Louis G. Hering

Louis G. Hering